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                                                                   EXHIBIT 10.65

                    SECURITIES REPURCHASE AND SALE AGREEMENT



         THIS SECURITIES REPURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of August 19, 1996, by and between Mallon Resources Corporation, a Colorado corporation (the "Company") and Bank of America National Trust and Savings Association, a national banking association ("Shareholder").

                                R E C I T A L S

                 A. Pursuant to a Stock Purchase Agreement dated as of December 22, 1989 between the Company and Shareholder, Shareholder acquired from the Company 1,100,918 shares of the Company's Series A Preferred Stock, par value $0.01 per share ("Stock"). The Stock is convertible into 1,113,173 shares of Common Stock, par value $0.01 per share, of the Company.

                 B. Shareholder wishes to resell to the Company, and the Company wishes to repurchase from Shareholder, the Stock on the terms and subject to the conditions set forth below.

                               A G R E E M E N T

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   SECTION 1
                 Authorization; Purchase and Sale of the Stock

                 1.1 Authorization. The Company has authorized the repurchase of the Stock, and Shareholder has authorized the sale of the Stock to the Company, on the terms and conditions set forth herein.

                 1.2 Purchase and Sale of the Stock. Upon the terms and subject to the conditions contained herein and in reliance on the representations and warranties set forth below, the Company agrees to repurchase from Shareholder and Shareholder agrees to resell to the Company the Stock.

                 1.3 Closing. The closing of the sale of the Stock (the "Closing") shall occur at the offices of Bank of America Illinois located at 231 South LaSalle Street, Chicago, Illinois 60604, at 10:00 a.m. Central time on such date after the date hereof (or at such other place) as the parties hereto may reasonably designate, not later than November 15, 1996, provided, however, that the Shareholder may unilaterally extend such date to no later than December 31, 1996 (the "Closing Date"). At the Closing, Shareholder shall deliver to the Company the certificate representing the Stock. In exchange the Company shall deliver to Shareholder by wire transfer or check in immediately available funds (the method of payment to be at Shareholder's option) the amount of $1,881,262.37 plus the product of 1,113,173 times 25 percent times the amount, if any, by which the gross offering price per share to the public in any public offering of common stock of the Company registered under the Securities Act of 1933 which becomes effective between the date hereof and November 15, 1996 (the "Public Offering") exceeds $1.69. All amounts in the immediately preceding sentence shall be adjusted for any stock splits, reverse stock splits, or stock dividends of the common stock of the Company effected between the date hereof and the Closing Date. At the Closing the Company shall also pay to, or on behalf of, Shareholder all fees, costs and expenses of Shareholder incurred under that certain Letter Agreement dated April 19, 1996, as the same may be extended or renewed on substantially the same terms after the date hereof ("Letter Agreement") with Carl H. Pforzheimer & Co. ("Pforzheimer"), but not to exceed $10,000, and shall pay Pforzheimer $49,541.31, in lieu of the Placement Fee which it might have become entitled to receive under the Letter Agreement, in each case upon receipt by Shareholder of an acceptable release from Pforzheimer.
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                                   SECTION 2
                 Representations and Warranties of the Company

                 Except as set forth on the Schedule of Exceptions attached hereto, the Company represents and warrants to Shareholder as follows:

                 2.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and has all requisite corporate power and corporate authority to enter into this Agreement, to repurchase the Stock, and to carry out and otherwise perform its obligations hereunder.

                 2.2 Authorization and Enforceability. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                 2.3 No Violation of Law. The Company's repurchase of the Stock from Shareholder would not as of the date hereof, and will not as of the Closing Date, constitute a violation of any provision of the corporation law of the State of Colorado which regulates or restricts the repurchase by a corporation of securities from its securityholders or distributions to such securityholders, or any provision of federal securities law or regulation, including without limitation Rule 10b-6 under the Securities Exchange Act of
1934.   The repurchase of the Stock as contemplated by this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and from the permit or qualification requirements of all applicable state securities laws, including without limitation the laws of the States of Colorado and Illinois.

                 2.4 Litigation. There are no actions, suits or other legal proceedings pending or, to the best knowledge of the Company, threatened, against the Company that might have a material adverse effect on the Company, or which might seek to restrain, enjoin, prevent or hinder the Company from performing its obligations under this Agreement or the consummation of the transactions contemplated hereby, and the Company is not aware of any facts that might result in or form the basis for any such action, suit or other proceeding.

                 2.5 Consents. All consents, qualifications, orders, approvals or authorizations of, or filings with, any governmental authority required in connection with the Company's execution, delivery and performance of this Agreement, the repurchase of the Stock by the Company, and the consummation of any other transaction contemplated on the part of the Company, hereby have been duly obtained and are currently effective.

                 2.6 No Conflicts. The execution of this Agreement, the repurchase of the Stock and the performance by the Company of the other transactions contemplated hereby do not conflict with the terms of (a) the Company's Articles of Incorporation or Bylaws, or (b) any mortgage, indenture, contract, agreement, instrument, judgment, decree, order, statute, rule or regulation to which the Company is subject unless such conflict has been consented to or approved by the appropriate party or parties.

                 2.7 Disclosure. This Agreement and all other documents or writings delivered to Shareholder or its counsel in connection herewith do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they are made.
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                                  SECTION 3
                Representations and Warranties of Shareholder

                 Shareholder represents and warrants to the Company as follows:

                 3.1 Ownership of Shares. Shareholder is the owner of all right, title and interest in and to the Stock, free and clear of any and all liens, encumbrances or security interests of any kind created by Shareholder ("Liens"). The delivery of the Stock to the Company pursuant to the terms of this Agreement will transfer to the Company good, valid and marketable title thereto, free and clear of any Liens, other than any that may have been created by persons other than Shareholder. Except as set forth in this Agreement, no person or entity has any agreement, contract, option, warrant or other right entitling such party to purchase any of the Stock from Shareholder.

                 3.2 Authorization and Enforceability. This Agreement has been duly executed and delivered by Shareholder and constitutes the legal, valid and binding obligation of Shareholder, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

                                   SECTION 4
              Conditions Precedent to Shareholder's Obligations

                 The obligation of Shareholder to resell the Stock to the Company on the Closing Date is subject to the timely fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by Shareholder and which if not waived shall relieve Shareholder of its obligations to sell the Stock and permit Shareholder at its option to terminate this Agreement without any liability or obligation on the part of Shareholder to the Company, regardless of whether the failure of a condition to be satisfied was due to the action of one or more of the Company or a third party or parties:

                 4.1 Accuracy of Representations and Warranties. The representations and warranties made or given by the Company in this Agreement or in any written instrument delivered to Shareholder pursuant to this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date as though such representations and warranties were made and given on and as of the Closing Date.

                 4.2 Compliance with Agreement. The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or prior to the Closing Date.

                 4.3 Compliance with State Laws. All registrations, qualifications, permits and approvals required under applicable state securities laws, if any, shall have been obtained for the sale of the Stock by Shareholder and the repurchase thereof by the Company.

                 4.4 Proceedings and Documents. All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions shall be reasonably satisfactory in form and substance to Shareholder and its counsel.
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                                  SECTION 5
           Conditions Precedent to the Obligations of the Company

                 The obligation of the Company to repurchase the Stock on the Closing Date is subject to the timely fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company, and which if not waived shall relieve the Company of its obligations to purchase the Stock, and permit the Company at its option to terminate this Agreement without any liability or obligation on its part:

                 5.1 Accuracy of Representations and Warranties. The representations and warranties made or given by Shareholder in this Agreement or in any written instrument delivered to the Company pursuant to this Agreement shall be true, correct and complete in all respects on and as of the Closing Date as though such representations and warranties were made and given on and as of the Closing Date.

                 5.2 Compliance with Agreement. Shareholder shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it on or prior to the Closing Date.

                 5.3 Adequate Offering Proceeds. The Company shall have received from the Public Offering net proceeds of not less than $8,000,000.

                                  SECTION 6
                             Company's Covenants

                 The Company covenants and agrees that until the Closing:

                 6.1 Corporate Rights and Facilities. The Company shall maintain and preserve its corporate existence and all rights and licenses and other authority adequate for the conduct of its business.

                 6.2 Taxes and Other Obligations. The Company shall (a) file when due all tax returns and other reports which it is required to file, pay when due all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items and (b) pay when due all indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it.

                 6.3 Conduct of Business. The Company shall conduct its business in accordance with all applicable provisions of federal, state and local laws.

                 6.4 Loans, Investments, Secondary Liabilities. The Company shall not (a) make, create, incur, assume or permit to exist any loans, liabilities, advances, guarantees or investments to or on behalf of any other person other than in the ordinary and normal course of its business.

                 6.5 Amendment of Articles or Bylaws. The Company shall not amend its Articles of Incorporation or Bylaws in a manner that materially impairs the rights, preferences or privileges of the Stock.

                 6.6 Use of Offering Proceeds. The Company shall use such portion of the net proceeds of the Public Offering as is necessary to repurchase the Stock in accordance with Section 1.3.

                                  SECTION 7
                                Miscellaneous

                 7.1 Survival of Representations, Warranties and Covenants. All representations, warranties and covenants made herein shall survive the execution and delivery of this Agreement.
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                 7.2      Notices.  All notices, requests, consents and other
communications required or permitted hereunder shall be in writing and shall be hand-delivered, deposited prepaid for next-day delivery by Federal Express or other similar overnight courier, or mailed first class postage prepaid, registered or certified mail addressed as follows:

    (a)     If to Shareholder,         c/o Bank of America Illinois
            to:                        231 South LaSalle Street
                                       Chicago, Illinois  60604
                                       Attention:  Harold L. Rolfes, Jr.
                                                   Senior Vice President
                                                   and Managing Director
                                                   Fund Investment Group-
                                                   14th Floor

    (b)     If to the                  Mallon Resources Corporation
            Company, to:               999 - 18th Street, Suite 1700
                                       Denver, CO 80202
                                       Attention: Roy K. Ross



Such notices, requests, consents and other communications shall for all purposes of this Agreement be treated as being effective or having been given
(i) upon delivery, if delivered personally, (ii) if delivered by overnight courier, twenty-four (24) hours after deposit, or (iii) if sent by mail, upon the earlier of actual receipt or the third day after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, and postage prepaid and addressed as set forth above.

                 7.3 Fees and Expenses. Each party agrees to pay all fees and expenses of any kind incurred by it in connection with the negotiation and preparation of this Agreement and the other agreements and documents contemplated hereby or referred to herein.

                 7.4 Attorneys Fees. If any action or proceeding is brought by any party on, or with respect to, this Agreement, the transactions referred to herein, or the interpretation, enforcement or breach hereof, the prevailing party in such action shall be entitled to an award of all reasonable costs of litigation, including, without limitation, attorneys' fees, to be paid by the losing party, in such amount as may be determined by the court having jurisdiction of the action.

                 7.5 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                 7.6 Waiver and Amendment. No amendment, modification, termination or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by each party hereto, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 7.7 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                 7.8 Choice of Law. It is the intention of the parties that the laws of California shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties. The Company hereby agrees that all actions or proceedings arising hereunder, however initiated, shall, at the option of Shareholder, be litigated in the appropriate federal, state or local court located in the City and County
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of San Francisco, California, and the Company hereby expressly consents to the jurisdiction of such courts.

                 7.9 Indulgence Not a Waiver. No failure or delay on the part of any party in the exercise of any right hereunder shall operate as a waiver thereof, nor shall any one or more of such failures or delays constitute a course of performance on which any other party may rely. All rights and remedies existing hereunder are cumulative and not exclusive of any rights or remedies otherwise available at law or in equity.

                 7.10 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior negotiations, agreements and understandings among the parties with respect to such subject matter.

                 7.11 Counterparts. This Agreement may be executed in one or more counterparts with the same effect as if all parties hereto had signed the same document. All counterparts so executed shall be deemed to be an original, shall be construed together and shall constitute one agreement.

                 7.12 Alternative Disposition of the Stock. The parties recognize that one or more conditions to the repurchase by the Company of the Stock from the Shareholder under this Agreement may not be satisfied (and the failure of such condition(s) may not be waived by the requisite party or parties). Accordingly, they additionally agree as follows:

                          (a)     Nothing in this Agreement shall restrict the
right of the Shareholder, at any time, acting either directly or through one or more agents, to explore and discuss with one or more third parties possible strategies for sale of the Stock to or through such agents or parties if the Shareholder does not sell the Stock to the Company under this Agreement.

                          (b)     At any time the Shareholder shall be free to
enter into one or more agreements or extensions or continuations of agreements with one or more parties, which may include Pforzheimer, to effect one or more sales of the type referred to in subsection (a) immediately above.

                          (c)     If the Closing of the sale of the Stock by
the Shareholder to the Company does not occur on or before the Closing Date as defined in Section 1.3, the Shareholder shall have no further obligation to sell the Stock to the Company, and shall be free to offer and sell it to or through any party.
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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        MALLON RESOURCES CORPORATION,
                                        a Colorado corporation


                                        By: /s/ GEORGE O. MALLON, JR.
                                            ---------------------------
                                        Its: President
                                             --------------------------


                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        a national banking association


                                        By: /s/ HAROLD L. ROLFES, JR.
                                            ---------------------------
                                                 Harold L. Rolfes, Jr.
                                        Its: Senior Vice President
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                             Schedule of Exceptions





                                     None.